Exhibit 23.0 Consent of Radics & Co., LLC
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 of Financial Bancorp, Inc. (the "Company") of our report dated November 19, 1996, included in the 1996 annual report to stockholders of the Company, which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended September 30, 1996.


                                                               Radics & Co., LLC


December 23, 1996

Pine Brook, New Jersey